Exhibit 99.1

FingerMotion Retains ShareIntel – Shareholder Intelligence Services LLC to Assist Christian Levine Law Group and Warshaw Burstein, LLP, in Investigation of Potential Naked Short Selling

NEW YORK, NY December 20, 2022 (ACCESSWIRE) -- FingerMotion, Inc. (NASDAQ: FNGR), a mobile data and services company, is pleased to announce that it has entered into a service agreement with ShareIntel-Shareholder Intelligence Services, LLC (“ShareIntel”) to further assist The Christian Levine Law Group, as well as Warshaw Burstein, LLP (“Christian Warshaw Group”), each already retained by the Company, to review the trading history of the Company’s common stock for the past two years and to track same going forward. ShareIntel utilizes a patented process called DRIL-Down™ to aggregate and analyze repository data from reporting entities, broker-dealers and shareholders enabling FingerMotion Inc. to proactively track shareholder ownership, identify parties to suspicious, aberrant or unusual trading activity and deploy corrective action steps to help curtail such activity. Christian Warshaw Group has been pursuing investment banking and brokerage firms on Wall Street for over 20 years for illegal naked short selling, which is a sophisticated form of stock manipulation. The Company believes it may have been the target of a market manipulation scheme involving illegal naked short selling of its common stock over the last two years and has decided to investigate and expose any wrongdoing.

“It is obvious when our stock trades in multiples of the outstanding shares in a single day that the markets’ checks and balances failed,” said Martin Shen, CEO of FingerMotion Inc. “Since we know that the trading in our stock was irregular, it is our duty to our shareholders to understand the magnitude of the issue and we will leverage ShareIntel’s patented processes and proprietary analytics to find reporting anomalies among market makers, banks, broker-dealers and clearing firms. ShareIntel also has the ability to track share ownership and identify any suspicious, aberrant and or unusual trading activity, which supports our continuing commitment to protect our investors and maximize shareholder value. Based on the pedigree of our investigating firms we believe they will be able to help prove whether or not our Company is and or has been the subject and victim of illegal naked short selling.”

“We have the hands-on experience to identify parties that have potentially engaged in illegal naked short selling. We work in parallel with The Christian Levine Law Group to implement action to address such activity,” said David Wenger, President and Chief Executive Officer of ShareIntel.

About Shareintel-Shareholder Intelligence Service, LLC

Shareintel-Shareholder Intelligence Service, LLC (SIS) is a patented compliance driven SAAS retained by public companies to track shareholder ownership, monitor critical broker-dealer and shareholder movement. DRIL-Down™ identifies participants to abusive and illegal short selling providing actionable intelligence. www.shareintel.com

About The Christian Levine Law Group

The Christian Levine Law Group engages in all types of civil litigation, including shareholder and partnership disputes, and stock fraud. The Group operates domestically and internationally, with its corporate headquarters based in Houston, TX https://christianlevinelaw.com

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China’s largest mobile phone providers to service their consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “should,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.